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                                                                   Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 1, 2002, relating to PeoplePC Inc.'s financial statements, which appears in PeoplePC Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated April 1, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California

April 2, 2002